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                                                                       EXHIBIT 1



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                     TELE NORTE CELULAR PARTICIPACOES S. A.
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                                 COMPANY BYLAWS
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                                     BY LAWS
                      TELE NORTE CELULAR PARTICIPACOES S.A.

                                    CHAPTER I

                         CHARACTERISTICS OF THE COMPANY

              Article 1 - TELE NORTE CELULAR PARTICIPACOES S.A. is a publicly held company ruled by these Bylaws and by the applicable legislation.

              Article 2 - The Company has the following corporate object:

              I. to control companies engaged in the exploitation of Mobile Cellular Telephone Services, in the respective areas of concession or areas authorized for exploitation.

              II. to promote, through controlled or affiliated companies, the expansion and implementation of mobile telephone services in their respective areas of concession or authorization;

              III. to promote, perform or direct the raising of funds, from internal or foreign investors for application by the Company or by their subsidiaries;

              IV. to promote and encourage study and research activities aiming at the development of the mobile telephone industry;

              V. to perform, directly or through controlled or subsidiary companies, technical specialized services related to the area of mobile telephony;

              VI. to promote, encourage and coordinate, directly or through controlled or subsidiary companies, teaching and training of the personnel required for the mobile telephone industry;

              VII. to carry out or promote importation of goods or services for and/or through controlled or subsidiary companies;

              VIII. to perform other activities similar or related to its core object; and

              IX.     to own equity interest in other companies.



              Article 3 - The Company has its seat and headquarters in the city of Brasilia, Federal District, and when authorized by the Board of Directors, provided compliance with Article 30 of these Bylaws, branches and offices may be opened in any part of the country or abroad.

              Article 4 - The company shall operate for an indefinite term.

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                                   CHAPTER II

                                  CAPITAL STOCK


              Article 5 - The subscribed and fully paid up share capital is eighty-four million, eight hundred and fifty thousand, five hundred and seventy-seven reais and seventy-six cents(R$ 84,850,577.76), represented by three hundred and thirty-five billion, eighty-four million, one hundred and fifty-five thousand and three hundred and fifty-seven (335,084,155,357) shares, of which one hundred and twenty-four billion, six hundred and twenty-three million, eight hundred and forty-one thousand, nine hundred and six (124,623,841,906) are common shares and two hundred and ten billion, four hundred and sixty million, three hundred and thirteen thousand, four hundred and fifty-one (210,460,313,451) are preferred shares, all registered and without par value.

              Article 6 - The Company is authorized to increase the capital stock, by resolution of the Board of Directors, up to the limit of seven hundred billion (700,000,000,000) ordinary or preferred shares, observing the legal limit of two-thirds (2/3) for the issuance of preferred shares without voting rights.

              Article 7 - The Company may increase its capital stock, by resolution of the General Meeting or of the Board of Directors, through the capitalization of accumulated profits or previous reserves set up for this purpose by the General Meeting.

               Paragraph 1 - Capitalization may be made without change in the number of shares.

               Paragraph 2 - Capitalization is not compulsory for any balance of profits or reserves, which amount to less than one percent (1%) of the capital stock.

               Article 8 - The capital stock is represented by no-par, ordinary and preferred shares, and the capital may be increased, without regard to the proportion of each type of shares.

                  Article 9 - The preemptive rights regarding the issuance of shares, subscription bonuses or convertible debentures may be excluded, by resolution of the General Meeting or of the Board of Directors, in the cases foreseen in Article 172 of the Corporate Law.

              Article 10 - Each ordinary share shall have the right to one vote in resolutions of the General Meeting.

              Article 11 - Preferred shares will not be entitled to vote, except in the event described in the Sole Paragraph hereof, and in the Sole Paragraph of Section 14, provided, however, that preferred shares will have a preference in the case of return of capital, without a premium, and will be entitled to receive, on a preferential basis, minimum, noncumulative dividends according to the greater of the following criteria:

              I - six percent (6%) per annum of the amount resulting from the division of the subscribed capital stock by the amount of outstanding shares of the Company; or


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              II - right to share in the dividend to be distributed under
Section 41 of these By-Laws based on the following criteria:


                           a) preference to receive a minimum non cumulative
dividend corresponding to three percent (3%) of the net asset value of each share; and


                           b) right to share in the profits to be distributed on
an equal footing with common shares, after common share have been paid a dividend equal to the minimum preferential dividend mentioned in letter "a" above.

              Sole Paragraph - The preferred shares shall acquire voting rights if for three (3) consecutive years the Company fails to pay minimum dividends on them, under the terms of the caput of this article.

              Article 12 - The shares of the Company are book shares, and shall be maintained in a deposit account in a financial institution, in the name of their holders, without issuance of certificates.

                                   CHAPTER III

                                 GENERAL MEETING


              Article 13 - The General Meeting is the higher managerial body of the Company, with powers to resolve upon all businesses relative to the corporate object and to take all the necessary actions for the defense and development of the Company.

              Article 14 - In addition to the attributions foreseen in law, the following is exclusively incumbent upon the General Meeting:

              I. to establish the global remuneration of the members of the Board of Directors and Executive Board and the individual remuneration of the members of the Audit Board;

              II. to approve in advance the execution of any long-term contract between the Company or its subsidiaries, on one side, and the controlling shareholder or subsidiaries, affiliates, companies under common control or controllers of the latter, or which are by any other form related to the Company, except when the contracts are ruled by uniform clauses.

               Sole Paragraph - Without prejudice of the provisions of Article 115, Paragraph 1 of Law No. 6404/76, the holders of preferred shares shall be entitled to vote in the general meeting resolutions referred to in subitem II of this Article, as well as in those referring to amendment or revocation of the following provisions of the Bylaws:

              1.     Subitem II of Article 14 and its Sole Paragraph;

              2.     Sole Paragraph of Article 15; and


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              3.     Article 49

              Article 15 - The General Meeting shall be convened by the Board of Directors, or in the form stipulated in the Sole Paragraph of Article 123 of Law No. 6404/76. When the General Meeting is convened by the Board of Directors this must be substantiated by the Chairman of the Board.

              Sole Paragraph - In the cases of Article 136 of Law 6404/76, the first call for the General Meeting shall be made at least thirty (30) days in advance, and the second call at least ten (10) days in advance.

              Article 16 - The General Meeting is installed by the Chief Executive Officer of the Company or, in his absence or impediment, by any Officer, or by an Attorney-in-fact duly vested with specific powers for this purpose. When in attendance, the Chief Executive Officer shall preside the General Meeting and appoint the Secretary. In the absence of the Chief Executive Officer, the General Meeting shall elect the Chairman of the Meeting and the respective Secretary.

              Article 17 - The discussions and resolutions of the General Meeting shall be recorded in minutes drawn in the proper book and signed by all members of the presiding board and by shareholders present representing, at least, the majority required for the resolutions to be approved.

              Paragraph 1 - The Minutes of Meeting may be drawn in summary form including dissident votes and objections.

              Paragraph 2 - Unless otherwise resolved by the General Meeting, the Minutes of Meeting shall be published without the signature of the shareholders.

              Article 18 - A General Ordinary Meeting shall be held within the four months immediately subsequent to the end of the fiscal year to:

              I. examine the management accounts and discuss and vote the income statements;

              II. resolve upon destination of the net profit for the fiscal year and distribution of dividends; and

              III. elect the members of the Audit Board and, should this be the case, the members of the Board of Directors.

              Article 19 - General Extraordinary Meetings shall be held, whenever required by company interest.


                                   CHAPTER IV

                               COMPANY MANAGEMENT

                                    SECTION I



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                                  GENERAL NORMS

              Article 20 - The management of the Company shall be conducted by the Board of Directors and by the Executive Board.

              Paragraph 1 - The Board of Directors, a joint committee, conducts the higher management of the Company.

              Paragraph 2 - The Executive Board is the representative and executive body of the Company, and each of its members acts within their respective competence.

              Paragraph 3 - The attributions and powers conferred by law to each of these governing bodies cannot be conferred to another body in the company.

              Article 21 - The Members of the Board of Directors shall take office by signing the Term of Investiture to be recorded in the Book of Minutes of Meeting of the Board of Directors or of the Executive Board, as the case may be.

              Article 22 - The members of the Board of Directors shall be elected for a term of three (3) years, reelection being permitted.

              Sole Paragraph - The terms of the members of the Board of Directors shall be extended until their successors have been invested.



                                   SECTION II

                               BOARD OF DIRECTORS


              Article 23 - In addition to the attributions set forth by law, it is incumbent upon the Board of Directors:


              I.           to approve the annual budget of the Company, and of
                    its controlled companies, in addition to the plan of business goals and strategies applicable to the budget period;

              II.          to resolve upon the increase of the Company capital
                    stock up to the authorized limit, and to resolve upon the issuance of subscription bonuses, and exclusion of the preemptive rights of shareholders, setting the conditions for issuance and placement of shares or subscription bonuses;

              III.         to authorize the issuance of commercial papers for
                    public subscription;

              IV.          to resolve upon, with powers delegated by the General
                    Meeting, on the conditions for the issuance of debentures, as provided in Paragraph 1 of article 59 of Law No. 6404/76;


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             V.            to authorize the sale of debentures, including
                    convertible debentures issued by the Company and held as treasury papers;

             VI.           to authorize the acquisition of shares issued by the
                    Company, for cancellation or to be held as treasury shares to be disposed of at a later date;

             VII.          to approve the acquisition or disposal by the Company
                    of equity interest in other companies;

             VIII.         to authorize the exchange of shares or other
                    securities convertible in shares issued by controlled companies;

             IX.           to authorize the disposal of, or lien on any assets
                    that are part of the Company's fixed assets;

             X.            to authorize the acquisition of fixed assets, the
                    individual value of which exceeds one percent (1%) of the net equity of the Company.

             XI.           to authorize the waiver of any rights to subscribe
                    shares, convertible debentures or subscription bonuses issued by controlled companies;

             XII.         to approve, within the limits of the authorized
                    capital stock, the grant of call options for the purchase of shares by their directors, employees and individuals that render services to the Company or to its controlled companies.

             XIII.        to authorize the offer of secured or fide-jussio
                    guarantees by the Company on behalf of third parties or controlled company.

             XIV.         to authorize the practice of gratuitous acts on
                    behalf of the employees or of the communities, considering the Company's social responsibility; however, the offer of surety or guarantee to employees in the case of interstate and/or intermunicipal transfers and/or relocations, should not constitute matter requiring previous approval of the Board of Directors;

             XV.           to approve the execution of loan or lease agreements,
                    and the issuance of trade notes, the value of which exceeds one percent (1%) of the net equity of the Company, as well as of its controlled companies;

             XVI.          to authorize the investment in new businesses or the
                    creation of a subsidiary;

             XVII.         to resolve upon the approval of the program of
                    "Depositary Receipts" to be issued by the Company;

             XVIII.        to submit to the approval of the General Meeting the
                    conclusion of any business or operation included among those mentioned in subitem II of Article 14 of these bylaws;

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             XIX.          to authorize the a Company, as well as its controlled
                    or affiliated companies to enter, amend or terminate shareholder's agreements;

             XX.           to approve the policy of the Company's complementary
                    pension fund, as well as the collective agreements;

             XXI.          to approve the Internal Regiment of the Board of
                    Directors;

             XXII.         to approve the proposal of the Executive Board as
                    regards the Regiment of the Company, with its respective organizational structure, which includes the attributions and authority of the Executive Officers of the Company;

             XXIII.        to elect and remove, at any time, the Executive
                    Officers of the Company, including the Chief Executive Officer, stipulating their duties, observing compliance with the provisions of these bylaws;

             XXIV.         to divide the global remuneration amount among the
                    members of the Board of Directors and Executive Board, stipulating their individual remuneration;

             XXV.          to establish guidelines for the exercise of voting
                    rights by representatives of the Company, in the General Meetings of controlled or affiliated companies;

             XXVI.         to appoint representatives of the Company to
                    participate of the management of companies in which it holds an equity interest; and

             XXVII.        carry out any other activities delegated by the
                    General Meeting.

              Sole Paragraph - The Board of Directors may delegate to any member of the Executive Board, the authority to resolve upon items IX and XIV of this Article, setting limits or not for the performance of such functions.

              Article 24 - The Board of Directors is formed by three (3) to eleven (11) full members, one of which shall be the Chairman of the Board, and one the Vice-President; each full member shall have a deputy to substitute for him in case of impediment, and temporary or definitive absences, until the investiture of the successor.

              Article 25 - The members of the Board of Directors shall be elected by the General Meeting, choosing among them the Chairman and the Vice President of the Board.

              Sole Paragraph - In case of vacancy of the seat of Full Member, and if the respective deputy is not invested, the remaining Members of the Board shall appoint, from among them, the substitute to serve until the next General Meeting.

              Article 26 - The Board of Directors shall hold an ordinary meetings at each quarter, and extraordinary meetings when convened by the Chairman or by two (2) Members of the Board; The Minutes of Meeting shall be drawn in the proper book.

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              Sole Paragraph - The meetings shall be convened by letter, cable or fax, and these shall be delivered at least ten (10) days in advance, except in really urgent cases, at the exclusive criteria of the Chairman of the Board of Directors; the call notice shall contain the agenda of issues to be discussed.

              Article 27 - The resolutions of the Board of Directors shall be approved by absolute majority of votes, with the presence of the majority of its members, and it shall be incumbent upon the Chairman of the Board, should this be the case, to execute any acts required to ratify such resolutions.

                                   SECTION III

                                 EXECUTIVE BOARD

              Article 28 - The Executive Board is formed by one (1) Chief Executive Officer and two (2) Executive Officers, as follows:

              a) Chief Financial Officer;

              b) Chief Officer - Human Resources.

              Article 29 - In case of his absence or temporary impediment, the Chief Executive Officer shall be substituted by the Chief Financial Officer.

              Paragraph 1 - In case of simultaneous absence or impediment of the Chief Executive Officer and of the Chief Financial Officer, the Chief Executive Officer shall be substituted by an Executive Officer appointed by the Board of Directors.

              Paragraph 2 - In case of their absence or temporary impediment, the Chief Financial Officer and the other Officers shall be substituted by another member of the Board appointed by the Chief Executive Officer.

              Paragraph 3 - In case of vacancy in the Board of Directors, the Board shall elect a substitute to complete the term of the Member replaced.

              Article 30 - Provided compliance with the provisions contained in these Bylaws, the Company shall be bound by: (i) the joint signature of two (2) Officers, of which one shall necessarily be the Chief Executive Officer; (ii) the signature of one (1) Officer together with an attorney; or (iii) the joint signature of two (2) attorneys, vested with specific powers.

                       Sole Paragraph - the powers-of-attorney granted by the Company, with the joint signature of two (2) Officers, of which one shall necessarily be the Chief Executive Officer, shall specify the powers conferred thereby, and except for those granting "ad-judicia" powers shall be valid for a maximum period of one (1) year.

               Article 31 - The following shall be specifically incumbent upon each member of the Executive Board:

               I - CHIEF EXECUTIVE OFFICER - The accomplishment of the policy, guidelines and activities related to the core object of the Company, as stipulated by the Board of Directors.

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               II - CHIEF FINANCIAL OFFICER - The accomplishment of the policy, guidelines and economic-financial and accounting activities of the Company, as stipulated by the Board of Directors.

               III - CHIEF OFFICER - HUMAN RESOURCES - Carry out and direct the actions relating to the management of the Company, comprising the recruitment, dimensioning, training and development of the Human Resources of the Company, as specified by the Board of Directors.


                                    CHAPTER V

                                   AUDIT BOARD


              Article 32 - The Audit Board is an inspection organ of the Company Management, and it shall have permanent operation.

                  Article 33 - The Audit Board shall be formed by three (3) to five (5) members and the same number of deputy members.

              Paragraph 1 - The term of the members of the Audit Board expires on the date of the first Ordinary General Meeting held after the respective election, reelection being permitted; the members shall remain in office until the investiture of the new members.

              Paragraph 2 - On the first meeting held, the Audit Board, shall elect the Chairman, upon whom it shall be incumbent to fulfill the resolutions approved by the Board.

              Paragraph 3 - The Audit Board may request the assignment by the Company of qualified personnel to provide secretarial work and technical support.

                       Art.34 - The Audit Board shall hold ordinary meetings once a month, and extraordinary meetings whenever required.(1)

              Paragraph 1 - The meetings shall be convened by the President of the Audit Board or by two (2) members of the Audit Board.


             Paragraph 2 -The resolutions of the Audit Board shall be approved by absolute majority of votes, with the presence of the majority of its members.

              Article 35 - The members of the Audit Board are substituted, in their absence or impediment, by their respective deputies.


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              Article 36 - In addition to the case of death, resignation, removal and other reasons stipulated in law, the seat of the members of the Audit Board shall be vacated if a member of the Audit Board fails to attend, without cause, two (2) consecutive meetings or three (3) alternate meetings during the same fiscal period.


               Sole Paragraph - Should there be a vacancy in the Audit Board, and if the deputy member does not substitute for the full member, a General Meeting shall immediately be held to elect the substitute.


                                   CHAPTER VI


                        FISCAL YEAR AND INCOME STATEMENTS


              Article 37 - The fiscal year of the company shall coincide with the calendar year.


              Article 38 - At the end of the fiscal period, the Management shall prepare the Balance Sheets and other financial statements required by Law.


               Article 39 - The Board of Directors shall submit to the General Meeting, together with the financial statements, a proposal for destination of the net profits for the year, observing, however, the provisions of the Law and of these Bylaws.

               Article 40 - In addition to the capital reserves required by law, the General Meeting may allocate up to ten percent (10%) of the net profits, adjusted as foreseen in Article 202 of Law 6404/76, to constitute a reserve to reinforce the working capital; The amount of this Reserve shall not exceed ten percent (10%) of the net equity recorded for the Company.

              Sole Paragraph - The general meeting may also allocate to the establishment of an Investment Reserve the remaining balance of the net profit of the year, with due justification by the officers by means of a capital budget, for the purpose of financing the expansion of the business of the Company or the creation of new ventures. Its establishment may not adversely affect the payment of the minimum compulsory dividend established in article 41 and its balance, jointly with the balance of the other profit reserves, except for the profits realizable, may not exceed the share capital, subject to the capitalization or distribution of dividends in the amount of any excess.

               Article 41 - The shareholders are entitled to a minimum compulsory dividend of twenty-five (25%) percent of the net profits for each fiscal period, adjusted as foreseen in Article 202 of Law 6404/76.

               Article 42 - The amount corresponding to the minimum compulsory dividend shall be allocated first to the payment of the dividend of the preferred shares, as foreseen in Article 11 of these Bylaws, up to the limit of the preferred rights; following this, shall be paid the dividend of the ordinary shares, until each ordinary share has received a dividend equal to that paid to the preferred shares; the balance of the minimum compulsory dividend, if any, shall be allocated under equal conditions, to both types of shares.



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               Sole Paragraph - If the amount of the minimum compulsory dividend is not sufficient to pay the priority dividend of the preferred shares, the minimum compulsory dividend shall be increased to the amount required to satisfy such payment.

               Article 43 - After payment of the minimum compulsory dividend, the General Meeting shall resolve upon the destination of the balance of the net profit of the fiscal year. The management may present an allocation proposal including: (i) payment of a supplementary dividend to the shareholders; (ii) establishment of the Investment Reserve according to article 40, sole paragraph of these By-laws.

               Article 44 - By resolution of the Board of Directors, the Company may pay, or credit as dividend if more convenient, interest on own capital, under the terms of Article 9 of Law 9249, of December 26, 1995. The interest paid shall be offset by the value of the minimum compulsory dividend owed from the fiscal year, both to the holders of ordinary and preferred shares.


               Article 45 - By resolution of the Board of Directors, and provided compliance with the limitations in force, the Company may:

         (I) Prepare semiannual balance sheets or at shorter periods, and, based on these, declare dividends; and

         (II) declare intermediary dividends to be credited to the account of retained interests or to the profit reserves existing at the closing of the last annual or semiannual balance sheet.

              Article 46 - By resolution of the Board of Directors, the Company may assign part of the profits to the Management and to its employees.

              Article 47 - The dividends not claimed within three 3 (three) years shall revert to the benefit of the Company.



                                   CHAPTER VII

                           LIQUIDATION OF THE COMPANY


              Article 48 - The Company shall be dissolved and liquidated in the cases foreseen in Law, or by resolution of the General Meeting, which will stipulate the manner of liquidation, and will elect the liquidator and the audit board for the period of liquidation.

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                                  CHAPTER VIII

                        GENERAL AND TEMPORARY PROVISIONS


              Article 49 - The approval by the Company, through its representatives, of merger, spin-off, incorporation or dissolution of its controlled companies, shall be preceded by an economic-financial analysis carried out by an independent and internationally acknowledged company confirming that all companies concerned are receiving fair and equal treatment and that their shareholders shall have ample access to the report on such analysis.










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